As Filed with the Securities and Exchange Commission on November 2, 2005	Registration No. 333-125314

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROKWADER, INC.
(Name of Small Business Issuer in its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	73-1731755 (I.R.S. Employer Identification No.)

23950 Craftsman Road
Calabasas, CA 91302
Telephone (818) 224-3675
(Address and Telephone Number of Principal Executive Offices)

23950 Craftsman Road
Calabasas, CA 91302
Telephone (818) 224-3675
(Address and Principal Place of Business or Intended Principal Place of Business)

Yale Farar, President
Rokwader, Inc.
23950 Craftsman Road
Calabasas, CA 91302
Telephone (818) 224-3675
(Name, Address, Including Zip Code, and Telephone Number of Agent for Service)

 Copies to
Mark A. Klein, Esq.
Shoshannah D. Katz, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Telephone (310) 552-5000
Facsimile (310) 552-5001

Approximate Date of Proposed Sale to the Public: As soon as practicable within 180 days after the effective date of this Registration Statement.

Once the registration statement becomes effective, the securities offered herein will be on sale for a period of 180 days.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement number for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Maximum Amount To Be Registered	Offering Price Per Security	Maximum Aggregate Offering Price	Maximum Amount of Registration Fee (1)(2)
Common stock, $.001 par value	125,000	$1.00	$125,000	$14.71

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 to the Securities Act of 1933.

(2)
A filing fee of $8.83 was paid with the filing of the Company’s Registration Statement on May 27, 2005. An additional filing fee in the amount of $5.88 was paid with the filing of Amendment No. 1 on July 28, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, California, on November 2, 2005.

ROKWADER, INC.

By:	/s/ Yale Farar

Yale Farar, President (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Yale Farar	Dated: November 2, 2005
Yale Farar
President (Principal Executive Officer) and Director
/s/ Mitchell W. Turk*	Dated: November 2, 2005
Mitchell W. Turk
Chief Financial Officer (Principal Financial and Accounting Officer), Secretary and Director
/s/ Gary Saderup*	Dated: November 2, 2005
Gary Saderup
Director

* By: /s/ Yale Farar	Dated: November 2, 2005
Yale Farar
Attorney-In-Fact

EXHIBIT INDEX

3.1	Certificate of Incorporation

3.2	By-Laws

4.1	Specimen Certificate of Common Stock

4.2	Escrow Agreement

4.3	Registration Rights Agreement

4.4	Amendment to Escrow Agreement

5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP

10.1	Form of Subscription Agreement

10.2	Agreement to Advance Funds by Yale Farar

23.1*	Consent of Stonefield Josephson, Inc.

23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page of Registration Statement filed May 27, 2005)

*	Filed herewith

All other exhibits have been previously filed.